UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2007

Action Products International, Inc.

(Exact name of registrant as specified in its charter)

Florida	001-13118	59-2095427
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1101 N. Keller Road, Suite E

Orlando, Florida 32810

(Address of principal executive office, including zip code)

(407) 481-8007

(Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

As described in Item 5.02 below, on November 5, 2007, we announced the appointment of Robert L. Burrows as Chief Financial Officer. As part of his appointment, Mr. Burrows received a restricted stock grant of 225,000 common shares. These shares were issued to Mr. Burrows pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933 for the offer and sale of securities not involving a public offering and Rule 506 of Regulation D promulgated thereunder. Mr. Burrows acknowledged and agreed that (i) he was acquiring the shares for his own account for investment and not with a view to resale or distribution and (ii) that he would not sell or otherwise transfer the purchased shares unless in compliance with state and federal securities laws.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

Robert L. Burrows, Chief Financial Officer

On November 5, 2007, we announced the appointment of Robert L. Burrows as Chief Financial Officer. Mr. Burrows previously served as our Chief Financial Officer from 2001 to 2005. Mr. Burrows and our company entered into an Employment Agreement (the “Employment Agreement”) effective as of November 5, 2007. A copy of the Employment Agreement is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Pursuant to the terms of the Employment Agreement, Mr. Burrows will receive an annual base salary of $180,000. In addition, Mr. Burrows is entitled to a bonus of $27,500 if we complete a business acquisition from now through November 5, 2008. Mr. Burrows will also be entitled to a bonus up to $62,500 based on our revenues during 2008. The bonus is $22,500 if our revenues exceed $7.5 million, $45,000 if our revenues exceed $8.5 million and $62,500 if our revenues exceed $9.5 million. However, if we complete a business acquisition between now and the end of 2008, Mr. Burrows will only receive the $62,500 bonus if our revenues for 2008 exceed $10 million. After 2008, Mr. Burrows will be entitled to an annual performance bonus of up to one-half of his base salary as determined by the board.

In addition, Mr. Burrows received a restricted stock grant of 225,000 common shares, of which 31,250 shares vest each quarter during 2008 and 25,000 shares vest each quarter during 2009. Mr. Burrows has the right to put back such number of shares each quarter to meet his federal income tax liability with respect to such restricted stock. A copy of the Restricted Stock Grant Agreement is attached hereto as Exhibit 10.3 and is incorporated by reference herein.

Mr. Burrows and his family will be entitled to participate in our health, disability and other benefits. We will pay for the cost of Mr. Burrows’ and his family’s health and dental benefits. Mr. Burrows will also be entitled to participate in our retirement plans provided to our employees generally and he will receive four weeks paid time off, in addition to holidays.

If Mr. Burrows is terminated for “cause” (as defined in the Employment Agreement) or he quits without “good reason” (as defined in the Employment Agreement), then (i) we will pay him, in a lump sum, his accrued but unpaid compensation and benefits, including unused vacation time and earned bonus, but any other benefits under the Employment Agreement shall terminate; and (ii) all of the restricted shares that had not vested prior to such termination shall be forfeited back to

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our company. If Mr. Burrows is terminated without “cause” or he resigns for “good reason”, then (i) we will pay him, in a lump sum, a cash amount equal to 1.5 times the amount of his base salary plus the proportionate amount of his annual bonus, whether or not the conditions are satisfied plus accrued and unpaid salary and reimbursable expenses; (ii) all of the restricted shares shall vest immediately; and (iii) we will maintain all life, health, accident, and disability plans for one year after the date of termination. In either case, Mr. Burrows will continue to be bound by the non-disclosure and non-solicitation provisions of the Proprietary Information and Inventions Agreement. A copy of the Proprietary Information and Inventions Agreement is attached hereto as Exhibit 10.2 and is incorporated by reference herein.

Mr. Burrows may terminate the agreement for “good reason” upon a change in control of the company and he is not offered the same or comparable position in the surviving company on substantially the same terms as in his Employment Agreement, or is offered such position but within 24 months after he accepts such position, his employment is terminated either without cause or for good reason.

If his employment is terminated as a result of his death or permanent disability, then Mr. Burrows or his heirs shall generally be entitled to his accrued but unpaid compensation and benefits, including unused vacation time and earned bonus and all of his restricted shares shall vest immediately.

Mr. Burrows, (age 52) has extensive experience, with both public and private companies, as chief financial and accounting officer. From February 2006 to September 2007, he served as Chief Financial Officer of FDN Communications, a provider of facilities-based, business-class communications services in the Southeastern United States. From March 2005 to February 2006, Mr. Burrows served as Chief Financial Officer, Secretary of LightPath Technologies, Inc., a manufacturer of optical materials and components to manipulate light. From July 2001 to March 2005, he was Action Products International’s Chief Financial Officer and Secretary. From 1999 to 2001, Mr. Burrows was Chief Financial Officer of Lawgic Publishing, a venture funded internet application service provider of intelligent legal software. Prior to joining Lawgic Publishing, he held various financial and operational positions with companies such as General Electric, Lockheed Martin and HBO & Co. Mr. Burrows earned a Masters of Business Administration from the Rollins College Crummer School of Business and a Bachelor of Science in accounting and finance from the University of Virginia.

The foregoing descriptions of the Employment Agreement, Proprietary Information and Inventions Agreement and Restricted Stock Grant Agreement do not purport to be complete. For an understanding of their terms and provisions, reference should be made to the Employment Agreement, Proprietary Information and Inventions Agreement and Restricted Stock Grant Agreement attached as Exhibits 10.1, 10.2 and 103, respectively, to this Current Report on Form 8-K.

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Item 9.01	Financial Statements and Exhibits.

10.1	Employment Agreement by and between the Action Products International, Inc. and Robert L. Burrows dated November 5, 2007. Confidential treatment has been requested for certain portions of this exhibit, which portions have been omitted and filed separately with the Securities and Exchange Commission.

10.2	Proprietary Information and Inventions Agreement by and between Action Products International, Inc. and Robert L. Burrows dated November 5, 2007.

10.3	Restricted Stock Grant Agreement by and between Action Products International, Inc. and Robert L. Burrows dated November 5, 2007.

99.1	Press release dated November 5, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ACTION PRODUCTS INTERNATIONAL, INC.

By:	/s/ RONALD S. KAPLAN
Ronald S. Kaplan
Chief Executive Officer

Date: November 5, 2007

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